Execution Version
HALLIBURTON COMPANY
HALLIBURTON OPERATIONS FINANCE COMPANY, LLC
TENTH SUPPLEMENTAL INDENTURE
(3.80% Senior Notes due November 2025)
(2.92% Senior Notes due March 2030)
(4.85% Senior Notes due November 2035)
(6.70% Senior Notes due September 2038)
(7.45% Senior Notes due September 2039)
(4.50% Senior Notes due November 2041)
(4.75% Senior Notes due August 2043)
(5.00% Senior Notes due November 2045)
(7.60% Senior Debentures due August 2096)
TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), dated as of July 1, 2025, by and among Halliburton Company, a Delaware corporation (the “Company”),
Halliburton Operations Finance Company, LLC, a Texas limited liability company and a wholly owned subsidiary of the Company (the “Finance Company”), and The Bank of New York Mellon
Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) under the
Indenture (as defined below).
W I T N E S S E T H
WHEREAS, the Company and Trustee have heretofore executed an Indenture dated as of
October 17, 2003 (the “Base Indenture”), as supplemented by (i) the Second Supplemental
Indenture dated December 15, 2003 relating to the 7.60% Senior Debentures due August 2096 of the Company, (ii) the Fourth Supplemental Indenture dated September 12, 2008 relating to the
6.70% Senior Notes due September 2038 of the Company, (iii) the Fifth Supplemental Indenture
dated March 13, 2009 relating to the 7.45% Senior Notes due September 2039 of the Company,
(iv) the Sixth Supplemental Indenture dated November 14, 2011 relating to the 4.50% Senior Notes due November 2041 of the Company, (v) the Seventh Supplemental Indenture dated August 5,
2013 relating to the 4.75% Senior Notes due August 2043 of the Company, (vi) the Eighth
Supplemental Indenture dated November 13, 2015 relating to the 3.80% Senior Notes due
November 2025 of the Company, the 4.85% Senior Notes due November 2035 of the Company
and the 5.00% Senior Notes due November 2045 of the Company and (vii) the Ninth Supplemental
Indenture dated March 3, 2020 relating to the 2.92% Senior Notes due March 2030 of the Company
(each of the foregoing series of notes of the Company, to the extent issued under the Indenture and outstanding thereunder, together, the “Securities”). The Base Indenture, as supplemented by the foregoing supplemental indentures listed herein and this Tenth Supplemental Indenture, is referred to as the “Indenture”;
WHEREAS, the Company formed the Finance Company with the Secretary of State of the
State of Texas on May 21, 2025 and each of the Company and the Finance Company desire that the Finance Company become a co-obligor with respect to all of the Company’s obligations pursuant to the Securities and under the Indenture;
WHEREAS, Section 9.01(4) of the Base Indenture provides that the Company and the
Trustee may amend or supplement the Indenture or the Securities without the consent of any
Holder to, among other things, add additional obligors on any series of Securities; and
WHEREAS, all things necessary to make this Tenth Supplemental Indenture a valid and legally binding agreement of the Company and the Finance Company have been heretofore completed.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Finance Company and the Trustee mutually agree to amend the Indenture as follows:
ARTICLE I
SECTION 1.01.CO-OBLIGOR OBLIGATION OF THE FINANCE COMPANY.
Effective as of the date hereof, the Finance Company hereby expressly assumes as a co-obligor the due and punctual payment of the principal of and premium, if any, and interest on, all of the
Securities, and the due and punctual performance of all of the covenants and conditions of the
Indenture. The Finance Company, in addition to the Company, will be deemed to be the
“Company” for purposes of the Indenture, with the same effect as if the Finance Company and the
Company had each been named as the “Company” in the Indenture. Nothing herein shall be construed to release the Company from any of its obligations under the Indenture or under the
Securities, including its obligation to pay the principal of and premium, if any, and interest on, the
Securities.
ARTICLE II
SECTION 2.01.  NOTICE. Any notice or communication provided or permitted by the
Indenture to be made upon, given or furnished to, or filed with, the Finance Company shall be addressed as follows:
Halliburton Operations Finance Company, LLC
3000 North Sam Houston Parkway East
Houston, Texas 77032
Attention: (281) 871-4455
Facsimile No.: Chief Legal Officer
SECTION 2.02.RATIFICATION. Except as expressly amended and supplemented by this Tenth Supplemental Indenture, the Indenture shall remain unchanged and in full force and effect. This Tenth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof.
SECTION 2.03.  GOVERNING LAW. This Tenth Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.
SECTION 2.04.  COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be deemed to be an original, but all of them together represent the same agreement.
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SECTION 2.05.  THE TRUSTEE. The recitals in this Tenth Supplemental Indenture are made by the Company and the Finance Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Tenth Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representation as to the validity or adequacy of this Tenth Supplemental Indenture.
SECTION 2.06. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
SECTION 2.07.  TRUST INDENTURE ACT CONTROLS. If any provision of this
Tenth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act of 1939, as amended (15. U.S. Code §§ 77aaa-
77bbbb), the imposed duties shall control.
SECTION 2.08.  EFFECT OF HEADINGS. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 2.09.PROVISIONS FOR THE SOLE BENEFIT OF PARTIES AND
HOLDERS. Nothing in the Indenture, as supplemented, amended and modified by this Tenth
Supplemental Indenture, or in the Securities, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Finance
Company, the Trustee, the Paying Agent and the registered owners of the Securities, any legal or equitable right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Indenture contained by or on behalf of the Company or the Finance Company shall be for the sole and exclusive benefit of the Company, the Finance Company, the Trustee, the Paying Agent and the
registered owners of the Securities.
[Remainder of Page Intentionally Left Blank]
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Docusign Envelope ID: 24793486-1434-49F6-A916-7AD7222DBBF7
IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental
Indenture to be duly executed as of the day and year first above written.
HALLIBURTON COMPANY
By:
Name: Timothy M. McKeon
Title: Senior Vice President and Treasurer
HALLIBURTONOPERATIONSFINANCE
COMPANY, LLC
By:
Name: Timothy M. McKeon
Title: Senior Vice President and Treasurer
[Signature Page to Tenth Supplemental Indenture]
THE  BANK  OF  NEW  YORK  MELLON  TRUST
COMPANY, N.A., as Trustee
By:
Name:
Title:
Marie A. Hattinger
Vice President
[Signature Page to Tenth Supplemental Indenture]